Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman C. Chambers, Mark E. Johnson and Todd R. Moore, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, to the Registration Statement on Form S-8 to be filed with respect to the NCI Building Systems, Inc. 401(k) Profit Sharing Plan and any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Norman C. Chambers	President, Chief Executive Officer and
Norman C. Chambers	Director	December 23, 2013
(Principal Executive Officer)

/s/ Mark E. Johnson	Executive Vice President—Chief
Mark E. Johnson	Financial Officer and Treasurer (Principal	December 23, 2013
Financial Officer)

/s/ Bradley S. Little	Vice President, Finance and Chief
Bradley S. Little	Accounting Officer (Principal Accounting	December 23, 2013
Officer)

/s/ Kathleen J. Affeldt	Director	December 23, 2013
Kathleen J. Affeldt

/s/ James G. Berges	Director	December 23, 2013
James G. Berges

/s/ Gary L. Forbes	Director	December 23, 2013
Gary L. Forbes

/s/ John J. Holland	Director	December 23, 2013
John J. Holland

/s/ Lawrence J. Kremer	Director	December 23, 2013
Lawrence J. Kremer

/s/ George Martinez	Director	December 23, 2013
George Martinez

/s/ Nathan K. Sleeper	Director	December 23, 2013
Nathan K. Sleeper

/s/ Jonathan L. Zrebiec	Director	December 23, 2013
Jonathan L. Zrebiec